Exhibit 10.1

2018 AMENDMENT

TO

CIVISTA BANCSHARES, INC. SUPPLEMENTAL NONQUALIFIED EXECUTIVE RETIREMENT PLAN

WHEREAS, Civista Bancshares, Inc. (the “Company”) maintains the Civista Bancshares, Inc. Supplemental Nonqualified Executive Retirement Plan, as (the “Plan”); and

WHEREAS, Article VIII of the Plan permits the Company to amend the Plan at any time by action of the Company’s Board of Directors (the “Board”); and

WHEREAS, the Company desires to amend the Plan to comply with the Department of Labor regulations related to disability claims procedures;

NOW, THEREFORE, effective as of April 1, 2018, and subject to Board approval, the Plan is hereby amended as follows:

1.  Section 9.5 is deleted in its entirety and replaced with the following:

“9.5Claims and Review Procedures

9.5.1 Filing a Claim.  Any controversy or claim arising out of or relating to the Plan shall be filed in writing with the Committee which shall make all determinations concerning such claim.  Any claim filed with the Committee and any decision by the Committee denying such claim shall be in writing and shall be delivered to the Participant or Beneficiary filing the claim (the “Claimant”).

A.

In General.  Notice of a denial of benefits (other than Disability benefits) will be provided within ninety (90) days of the Committee’s receipt of the Claimant’s claim for benefits.  If the Committee determines that it needs additional time to review the claim, the Committee will provide the Claimant with a notice of the extension before the end of the initial ninety (90) day period.  The extension will not be more than ninety (90) days from the end of the initial ninety (90) day period and the notice of extension will explain the special circumstances that require the extension and the date by which the Committee expects to make a decision.

B.

Disability Benefits.  Notice of denial of Disability benefits will be provided within forty-five (45) days of the Committee’s receipt of the Claimant’s claim for Disability benefits.  If the Committee determines that it needs additional time to review the Disability claim, the Committee will provide the Claimant with a notice of the extension before the end of the initial forty-five (45) day period.  The extension will not be more than thirty (30) days from the end of the initial forty-five (45) day period.  If the Committee determines that a

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decision cannot be made within the first extension period due to matters beyond the control of the Committee, the time period for making a determination may be further extended for an additional thirty (30) days.  If such an additional extension is necessary, the Committee shall notify the Claimant prior to the expiration of the initial thirty (30) day extension.  Any notice of extension shall indicate the circumstances necessitating the extension of time, the date by, which the Committee expects to furnish a notice of decision, the specific standards on which such entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim and any additional information needed to resolve those issues.  A Claimant will be provided a minimum of forty-five (45) days to submit any necessary additional information to the Committee.  In the event that a thirty (30) day extension is necessary due to a Claimant’s failure to submit information necessary to decide a claim, the period for furnishing a notice of decision shall be tolled from the date on which the notice of the extension is sent to the Claimant until the earlier of the date the Claimant responds to the request for additional information or the response deadline.

C.

Contents of Notice Generally.  If a claim for benefits is completely or partially denied, notice of such denial shall be in writing and shall set forth the reasons for denial in plain language.  The notice shall (i) describe the specific reason or reasons for the denial; (ii) cite the pertinent provisions of the Plan document and (iii) explain, where appropriate, how the Claimant can perfect the claim, including a description of any additional material or information necessary to complete the claim and why such material or information is necessary.  The claim denial also shall include an explanation of the claims review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse decision on review.

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D.	Contents of Notice for Disability Claims. In the case of a complete or partial denial of a Disability benefit claim, the notice shall include the following:
(i)

A discussion of the decision, including an explanation of the basis for disagreeing with or not following: (1) the views, that the Claimant presents to the individuals reviewing the claim, of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant; (2) the views of medical or vocational experts whose advice was obtained on behalf of the those reviewing the claim, without regard to whether the advice was relied upon in making the denial; and (3) a disability determination made by the Social Security Administration that the Claimant presented to those reviewing the claim;

(ii)

If the denial is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of this Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request;

(iii)

Either the specific internal rules, guidelines, protocols, standards or other similar criteria of this Plan relied upon in making the denial or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of this Plan do not exist; and

(iv)

A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim.  Whether a document, record, or other information is relevant to a claim for benefits is determined by reference to Section 2560.503-1(m)(8) of the Department of Labor Regulations.

The notice will be provided in a culturally and linguistically appropriate manner (as described in Section 2560.503-1(o) of the Department of Labor Regulations).

9.5.2 Appeal of Denied Claims.  A Claimant whose claim has been completely or partially denied shall be entitled to appeal the claim denial by filing a written appeal with a committee designated by the Company or the Committee to hear such appeals (the “Appeals Committee”).  A Claimant who timely requests a review of the denied claim (or his or her authorized representative) may review, upon request and free of charge, copies of all documents, records and other

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information relevant to the denial and may submit written comments, documents, records and other information relevant to the claim to the Appeals Committee.  All written comments, documents, records, and other information shall be considered “relevant” if the information (i) was relied upon in making a benefits determination, (ii) was submitted, considered or generated in the course of making a benefits decision regardless of whether it was relied upon to make the decision, or (iii) demonstrates compliance with administrative processes and safeguards established for making benefit decisions.  The Appeals Committee may, in its sole discretion and if it deems appropriate or necessary, decide to hold a hearing with respect to the claim appeal.

A.

In General.  Appeal of a denied benefits claim (other than a Disability benefits claim) must be filed in writing with the Appeals Committee no later than sixty (60) days after receipt of the written notification of such claim denial.  The Appeals Committee shall make its decision regarding the merits of the denied claim within sixty (60) days following receipt of the appeal (or within one hundred and twenty (120) days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim).  If an extension of time for reviewing the appeal is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension.  The notice will indicate the special circumstances requiring the extension of time and the date by which the Appeals Committee expects to render the determination on review.  The review will take into account comments, documents, records and other information submitted by the Claimant relating to the claim without regard to whether such information was submitted or considered in the initial benefit determination.

B.

Disability Benefits.  Appeal of a denied Disability benefits claim must be filed in writing with the Appeals Committee no later than one hundred eighty (180) days after receipt of the written notification of such claim denial.  The review shall be conducted by the Appeals Committee (exclusive of the person who made the initial adverse decision or such person’s subordinate).  In reviewing the appeal, the Appeals Committee shall (i) not afford deference to the initial denial of the claim, (ii) consult a medical professional who has appropriate training and experience in the field of medicine relating to the Claimant’s disability and who was neither consulted as part of the initial denial nor the subordinate of such individual, (iii) identify the medical or vocational experts whose advice was obtained with respect to the initial benefit denial, without regard to whether the advice was relied upon in making the decision, (iv) , if applicable, provide the Claimant, free of charge, with any new or additional evidence considered, relied upon, or generated in connection with the review of the claim as soon as possible and sufficiently in

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advance of the date on which the notice of an adverse benefit determination on review is required to be provided to give the Claimant a reasonable opportunity to respond prior to that date; and (v) if applicable, provide the Claimant, free of charge, with any new or additional for an adverse determination as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided to give the Claimant a reasonable opportunity to respond prior to that date.

The Appeals Committee shall make its decision regarding the merits of the denied claim within forty-five (45) days following receipt of the appeal (or within ninety (90) days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim).  If an extension of time for reviewing the appeal is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension.  The notice will indicate the special circumstances requiring the extension of time and the date by which the Appeals Committee expects to render the determination on review.  Following its review of any additional information submitted by the Claimant, the Appeals Committee shall render a decision on its review of the denied claim.

C.	Contents of Notice Generally. If a benefits claim is completely or partially denied on review, notice of such denial shall be in writing and shall set forth the reasons for denial in plain language.

The decision on review shall set forth (i) the specific reason or reasons for the denial, (ii) specific references to the pertinent Plan provisions on which the denial is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, or other information relevant (as defined above) to the Claimant’s claim, and (iv) a statement describing any voluntary appeal procedures offered by the plan and a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA.

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D.

Contents of Notice for Disability Claims.  For the denial of a Disability benefit, the notice will also include:  (i) either the specific internal rules, guidelines, protocols, standards or other similar criteria of this Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of this Plan do not exist; (ii) if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request; and (iii) a discussion of the decision, including an explanation of the basis for disagreeing with or not following (A) the views, presented by the Claimant to the Appeals Committee, of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant, (B) the views of medical or vocational experts whose advice was obtained on behalf of the Appeals Committee in connection with the Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination, and (C) a disability determination regarding the claimant presented by the Claimant to the Appeals Committee made by the Social Security Administration.  The notice shall be provided in a culturally and linguistically appropriate manner (as described in Section 2560.503-1(o) of the Department of Labor Regulations).  If the Claimant does not receive a written decision within the time period(s) described above, the appeal shall be deemed denied on the last day of such period(s).”

IN WITNESS WHEREOF, the undersigned executed this 2018 Amendment to the Civista Bancshares, Inc. Supplemental Nonqualified Executive Retirement Plan, effective as of April 1, 2018, but on the date below.

Civista Bancshares, Inc.

By:	/s/ Dennis G. Shaffer
Title:	President, Chief Executive Officer
Date Signed:	May 15, 2018

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